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                                                             EXHIBIT (h)(14)(ii)

                               September 25, 1998

                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202

National Investor Services Corp.
55 Water Street, 32nd Floor
New York, NY  10041
Attn:  Peter Wigger

Denver Investment Advisors LLC
1225 17th Street, 26th Floor
Denver, CO  80202

VIA:  Federal Express

          Re: The Omnibus Account Services Agreement (the "Agreement") dated as of February 26, 1998 between National Investor Services Corp., Denver Investment Advisors LLC and Westcore Trust.

Dear Sir:

          Commencing on October 1, 1998, Westcore Trust will offer a new investment portfolio - Westcore Mid-Cap Opportunity Fund. By your signature below please confirm that effective October 1, 1998, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Mid-Cap Opportunity Fund as a Fund under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

          Please keep one signed original of this letter and return the remaining originals to:

          Westcore Trust,
          Attn:  Kristine Cook
          1225 17th Street, 26th Floor
          Denver, CO  80202.

          If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.

                                        Yours Truly,

                                        WESTCORE TRUST

                                        By: /s/ Jack D. Henderson
                                            ------------------------------------
                                                  Name:  Jack Henderson
                                                  Title: Vice President
                                                  Date:

ACCEPTED AND AGREED TO:

NATIONAL INVESTOR SERVICES CORP.

By: /s/ Thomas Quercia
    ----------------------------------
          Name:  Thomas Quercia
                ----------------------
          Title: Senior Vice President
                ----------------------
          Date:  11/6/98
                ----------------------

DENVER INVESTMENT ADVISORS LLC

By: /s/ Kenneth V. Penland
    ----------------------------------
          Name:  Kenneth V. Penland
                ----------------------
          Title: Chairman
                ----------------------
          Date:  10/1/98
                ----------------------